Exhibit 99.1

Innovus Pharma CEO Interviewed on CEOLIVE.Tv

Dr. Damaj Notes the Beyond Human $2.2M Product Acquisition, the Projected Move to Profitability and the Plans for Future Uplisting to the NYSE

SAN DIEGO, CA, March 22, 2016 – Innovus Pharmaceuticals, Inc. ("Innovus Pharma") (OTCQB Venture Market: INNV), an emerging commercial stage pharmaceutical company that delivers safe, innovative and effective over-the-counter medicine and consumer care products to improve men and women's health and respiratory diseases today announced that Dr. Bassam Damaj, Chief Executive Officer, was recently interviewed on the financial news network, CEOLIVE.Tv. The interview is available at: http://ceolive.tv/innv

In the interview, Dr. Damaj highlighted short-term goals for Innovus Pharma, which includes:

1.	The new acquired Beyond Human product which generated over $2.2M in 2015;
2.	The projected move to being cash flow positive exiting 2016 and profitable exiting 2017 and;
3.	The plans for future uplisting the company onto the NYSE exchange in 2016.

Dr. Damaj, who took the reins of Innovus as CEO in late January 2013, noted that the 10 commercial partnerships signed for the Company’s products with over $500M in potential sales milestones, the commercialization of its products in multiple countries and the acquisition of Beyond Human’s $2.2M generating products have been instrumental in growing the Company’s revenues and setting it up for potentially exiting 2016 in a cash flow positive mode and move to profitability in 2017.

“Innovus has a deep and strong product commercial pipeline that generated consistent revenues for the Company with a focus on men’s health, women’s health, vitality and respiratory diseases”, Dr. Damaj said. “The Company’s products are becoming lead product in the markets they are launched in which is a testimony to the clinical efficacy of the product over current competition,” he continued.

With regard to funding, Damaj noted that the Company was successful in raising close to $2.5M from institutional investors in the last 6 months, which has provided it with better financial security.

About CEOLIVE.TV

CEOLIVE.TV provides Investor Media, News, Research and IR Services through The “Investor Profiles”, “Investor Updates” and “CEOLIVE Watchlist” video series.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging leader in OTC and consumer products for men's and women's health and vitality. The Company generates revenues from its lead products (a) BTH® Testosterone Booster, (b) BTH® Human Growth Agent, (c) Zestra® for female arousal and (d) EjectDelay® for premature ejaculation and has an additional five marketed products in this space, including (e) Sensum+® for the indication of reduced penile sensitivity, (for sales outside the U.S. only), (f) Zestra Glide®, (g)Vesele® for promoting sexual and cognitive health, (i) Androferti® (in the US and Canada) to support overall male reproductive health and sperm quality, (j) BTH Vision Formula, (k) BTH Blood Sugar, among others and eventually FlutiCare™ OTC for Allergic Rhinitis, if its ANDA is approved by the U.S. FDA.

For more information, go to www.innovuspharma.com, www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com.

Innovus Pharma's Forward-Looking Safe Harbor:

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, receiving patent protection for any of its products, to receive approval or meet the requirements of any relevant regulatory authority, to successfully commercialize such products and to achieve its other development, commercialization and financial goals, whether we and our distributors will continue to successfully market and sell our products.. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

# # #

Contact:
Reuven Rubinson, Vice President of Finance
rreubinson@innovuspharma.com
858.964-5123
# # #